Exhibit 16.1

May 22, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read VeraSun Energy Corporation’s statements included under Item 4.01 of its Form 8-K filed on May 22, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP